EXHIBIT 8.1

List of Subsidiaries and Affiliated Entities

(As of March 31, 2019)

Subsidiaries and Affiliated Entities(1)	Percentage Attributable to Our Company	Place of Incorporation
1. CISG Holdings Ltd. (2)	100%	BVI
2. Minkfair Insurance Management Limited (3)	100%	Hong Kong
3. CNinsure Holdings Ltd. (4)	100%	BVI& Hong Kong
4. Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd. (5)	100%	PRC
5. Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd. (5)	100%	PRC
6. Fanhua Insurance Sales Service Group Company Limited (6)	100%	PRC
7. Guangdong Meidiya Investment Co., Ltd. (7)	100%	PRC
8. Litian Zhuoyue Software (Beijing) Co., Ltd. (7)	100%	PRC
9. Beijing Fanlian Investment Co., Ltd. (8)	100%	PRC
10. Guangzhou Zhongqi Enterprise Management Consulting Co., Ltd. (9)	100%	PRC
11. Tibet Zhuli Investment Co. Ltd.(9)	100%	PRC
12. Fanjin Investment Co., Ltd. (9)
13. Ying Si Kang Information Technology (Shenzhen) Co., Ltd. (10)	100%	PRC
14. Sichuan Yihe Investment Co., Ltd.(11)	100%	PRC
15. Shenzhen Xinbao Investment Management Co., Ltd. (7)	100%	PRC
16. Fanhua Century Insurance Co., Ltd. (12)	100%	PRC
17. Shenzhen Baowang E-commerce Co., Ltd. (13)	100%	PRC
18. Shenzhen Dianlian Information Technology Co., Ltd. (14)	100%	PRC
19. Shenzhen Qunabao Information Technology Co., Ltd. (7)	100%	PRC
20. Shenzhen Bangbang Auto Services Co., Ltd. (7)	100%	PRC
21. Guangdong Fanhua Bluecross Health Management Co., Ltd (15)	100%	PRC

Insurance Agencies

22. Fanhua Lianxing Insurance Sales Co., Ltd. (16)	100%	PRC
23. Hubei Fanhua Insurance Agency Co., Ltd. (15)	100%	PRC
24. Jiangsu Fanhua Lianchuang Insurance Agency Co., Ltd. (15)	100%	PRC
25. Zhejiang Fanhua Tongchuang Insurance Agency Co., Ltd. (15)	100%	PRC
26. Liaoning Fanhua Gena Insurance Agency Co., Ltd. (15)	100%	PRC
27. Shanghai Fanhua Guosheng Insurance Agency Co., Ltd. (15)	100%	PRC
28. Jiangxi Fanhua Insurance Agency Co., Ltd. (15)	100%	PRC
29. Hunan Fanhua Insurance Agency Co., Ltd. (17)	55%	PRC
30. Fujian Fanhua Xinheng Insurance Agency Co., Ltd. (18)	100%	PRC
31. Fujian Fanhua Guoxin Insurance Agency Co., Ltd. (19)	100%	PRC

Insurance Claims Adjusting Segment

32. Guangdong Fanhua Fangzhong Investment Management Co., Ltd. (20)	51%	PRC
33. Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd. (21)	44.7%	PRC
34. Shanghai Fanhua Teamhead Insurance Surveyors & Loss Adjustors Co., Ltd. (22)	44.2%	PRC
35. Shenzhen Fanhua Training Co., Ltd. (23)	44.7%	PRC
36. Shenzhen Fanhua Software Technology Co., Ltd. (23)	44.7%	PRC
37. Shenzhen Huazhong United Technology Co., Ltd. (24)	44.7%	PRC
38. Guangzhou Suiyuan Insurance Surveyors & Loss Adjustors Co., Ltd. (19)	100%	PRC
39. Shenzhen Chetong Network Co., Ltd. (25)	14.9%	PRC

Subsidiaries and Affiliated Entities(1)	Percentage Attributable to Our Company	Place of Incorporation
Consolidated Variable Interest Entities

1. Fanhua Employee Holdings Limited	100%	BVI
2. Step Tall Limited	100%	BVI
3. Treasure Chariot Limited	100%	BVI

Affiliated Entities

4. Puyi Inc.(26)	4.5%	PRC
5. CNFinance Holdings Limited (27)	18.5%	CI
6. Shanghai Teamhead Automobile Surveyors Co., Ltd. (28)	17.7%	PRC

(1)	The official names of those companies registered in PRC are in Chinese. The English translation is for reference only.
(2)	100% of the equity interests in this company are held directly by Fanhua Inc.
(3)	100% of the equity interests in this company are held directly by CISG holdings Ltd.
(4)	100% of the equity interests in this company are held directly by Minkfair Insurance Management Limited.
(5)	100% of the equity interests in this company are held directly by CNinsure Holdings Ltd.
(6)	We beneficially own 100% equity interests in this Company, of which 7.2%, 10.8% and 82% of the equity interests in this company are held by Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd., Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd and Tibet Zhuli Investment Co. Ltd., respectively.
(7)	100% of the equity interests in these companies are held directly by Fanhua Insurance Sales Service Group Company Limited.
(8)	100% of the equity interests in this company are held directly by Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd.
(9)	100% of the equity interests in this company are held directly by Beijing Fanlian Investment Co., Ltd.
(10)	100% of the equity interests in this company are held directly by Litian Zhuoyue Software (Beijing) Co., Ltd.
(11)	We beneficially own 100% equity interests in this company, of which 39.14%, 40.86% and 20% of the equity interests in this company are held by Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd., Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd. and Fanhua Insurance Sales Group Company Limited, respectively.
(12)	100% of the equity interests in this company are held directly by Shenzhen Xinbao Investment Management Co., Ltd.
(13)	100% of the equity interests in this company are held directly by Fanhua Century Insurance Sales & Service Co., Ltd.
(14)	100% of the equity interests in this company are held directly by Tibet Zhuli Investment Co., Ltd.
(15)	100% of the equity interests in each of these companies are held directly by Fanhua Lianxing Insurance Sales Co., Ltd.
(16)	We beneficially owned 100% of the equity interests in this company, of which 99% of the equity interests in this company are held directly by Fanhua Insurance Sales Service Group Company Limited., Ltd. and the remaining 1% by Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd.
(17)	55% of the equity interests in this company are held directly by Fanhua Lianxing Insurance Sales Co., Ltd.
(18)	55% of the equity interests in this company are held directly by Guangdong Meidiya Investment Co., Ltd. and the remaining 45% of the equity interests is directly held by Sichuan Yihe Investment Co., Ltd. This company is in the process of cancelling its business license upon completion of transferring its business operations to the Fujian branch of Fanhua Lianxing Insurance Sales Co., Ltd.
(19)	100% of the equity interests in these companies are held directly by Fanhua Insurance Sales Service Group Company Limited. Fujian Fanhua Guoxin is in the process of cancelling its business license upon completion of transferring its business operations to the Fujian branch of Fanhua Lianxing Insurance Sales Co., Ltd.
(20)	51% of the equity interests in this company are held directly by Guangdong Meidiya Investment Co., Ltd.
(21)	44.7% of the equity interests in the company are held directly by Guangdong Meidiya Investment Co., Ltd.
(22)	99% of the equity interests in this company are held directly by Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd.
(23)	100% of the equity interests in each of these companies are held directly by Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd., in which we beneficially own 44.7% of the equity interests.
(24)	100% of the equity interests in the company are held directly by Shenzhen Fanhua Software Technology Co., Ltd., in which we beneficially own 44.7% of the equity interests.
(25)	33.39% of the equity interests in this company are held directly by Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd., in which we beneficially own 44.7% of the equity interests.
(26)	we directly own 4.5% of the equity interests in this company.
(27)	we directly own 18.5% of the equity interests in this company.
(28)	40% of the equity interests in this company are held directly by Shanghai Fanhua Teamhead Surveyors & Loss Adjustors Co., Ltd., in which we beneficially own 44.2% of the equity interests.